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                                                              Exhibit 99.906Cert

                  CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


David G. Booth, Principal Executive Officer, and Michael T. Scardina, Principal Accounting Officer, of Dimensional Investment Group Inc., a Maryland corporation (the "Registrant"), each certify that:

  1. The Registrant's periodic report on Form N-CSR/A for the period ended May 31, 2005 (the "Report") fully complies with the requirements of
       Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

  2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


By:   /s/ David G. Booth
      ----------------------------------
      David G. Booth
      Principal Executive Officer
      Dimensional Investment Group Inc.

Date: April 10, 2006


By:   /s/ Michael T. Scardina
      ----------------------------------
      Michael T. Scardina
      Principal Accounting Officer
      Dimensional Investment Group Inc.

Date: April 10, 2006